UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Filing (Date of Report and Earliest Event Reported): October 6, 2005
(October 4, 2005)
CTS CORPORATION
(Exact Name of Company as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	1-4639 (Commission File Numbers)	35-0225010 (I.R.S. Employer Identification Nos.)

905 West Boulevard North Elkhart, Indiana (Address of Principal Executive Offices)	46514 (Zip Code)
Company’s Telephone Number, Including Area Code: (574) 293-7511

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 4, 2005, CTS Corporation (the “Company”) entered into an employment agreement with Vinod M. Khilnani, Senior Vice President and Chief Financial Officer of the Company. The term of the agreement is four (4) years. The agreement provides that if the Company terminates Mr. Khilnani’s employment under certain circumstances, the Company will provide Mr. Khilnani with compensation, equal to his current base salary and his target incentive compensation for the calendar year prior to termination, for a period of two (2) years following the termination date.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION
By:	/s/ James L. Cummins
James L. Cummins
Senior Vice President Administration

Date: October 6, 2005